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FOR IMMEDIATE RELEASE                       CONTACT:  Financial--Lauren S. Babus
                                                      201-307-2337
                                                      Media--Lauren E. Garvey
                                                      201-307-2448

                 HERTZ REPORTS RECORD SECOND QUARTER EARNINGS OF
                             $103.7 MILLION, UP 18%

PARK RIDGE, NJ, JULY 14, 2000--The Hertz Corporation (NYSE:HRZ), the world's largest car rental company and a leading industrial and construction equipment rental business, reported record second quarter, 2000, earnings of $103.7 million, up 18% from the $87.9 million generated for the same period last year. Earnings per share on a diluted basis for the quarter were 96 cents, compared to 81 cents for the second quarter, 1999.Hertz' second quarter net income includes a $5.4 million net gain relating to the disposal of real property.

         Hertz achieved record revenues for the quarter of $1.289 billion, an increase of 10.4% from $1.167 billion last year.

         The increase for the second quarter of 2000 reflected continued pricing pressure in Hertz' equipment rental unit and a strong volume performance in the worldwide car rental market. However, price increases are required to offset increasing inflation relating to vehicles, wages and interest rates.

         Effective immediately, nationwide, Hertz has raised non-contract daily and weekend rates by $3 per day. For weekly rentals, those with advance reservations of 21 days or more have been raised $10 per week and those of less than 21 days advance reservations were raised $20 per week. The rate increases apply to compact through full-size class vehicles nationwide.

         Hertz President and Chief Executive Officer, Craig R. Koch stated, "We are on track to produce our seventh consecutive year of record earnings."

         Headquartered in Park Ridge, NJ, Hertz operates from approximately 6,500 locations in the U.S. and over 140 foreign countries.

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                              THE HERTZ CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                            (In Thousands of Dollars)
                                   UNAUDITED
                                   ---------

                                                                    Three Months                         As % of
                                                                   ENDED JUNE 30,                     TOTAL REVENUE
                                                           ----------------------------          -----------------------
                                                                2000            1999               2000           1999
                                                           -----------       ----------          -------        --------

Revenue                                                     $1,289,327       $1,167,389            100.0%         100.0%
                                                            ----------       ----------            ------         ------
Expenses:
    Direct operating                                           569,495          518,246             44.2%          44.4%
    Depreciation of revenue earning equipment                  336,068          308,136             26.0%          26.4%
    Selling, general and administrative                        115,730          114,731              9.0%           9.8%
    Interest - net                                              99,014           79,347              7.7%           6.8%
                                                            ----------       ----------             -----          -----
       Total expenses                                        1,120,307        1,020,460             86.9%          87.4%
                                                            ----------       ----------             -----          -----
Income before income taxes                                     169,020          146,929             13.1%          12.6%
Income taxes                                                    65,289           59,026              5.1%           5.1%
                                                            ----------       ----------             -----          -----
Net income                                                  $  103,731       $   87,903              8.0%           7.5%
                                                            ==========       ==========             =====          =====
Earnings per share:
    Basic                                                        $0.96            $0.81
    Diluted                                                      $0.96            $0.81
Weighted average number of shares outstanding:
    Basic                                                  107,574,249      108,089,721
    Diluted                                                107,718,604      109,054,545

                                                                   Six Months                            As % of
                                                                 ENDED JUNE 30,                      TOTAL REVENUE
                                                            ---------------------------          ----------------------
                                                              2000                1999              2000           1999
                                                            ----------       ----------           -------        -------
Revenue                                                     $2,424,532       $2,200,344            100.0%         100.0%
                                                            ----------        ---------            ------         ------
Expenses:
    Direct operating                                         1,108,496        1,006,534             45.7%          45.7%
    Depreciation of revenue earning equipment                  640,098          584,861             26.4%          26.6%
    Selling, general and administrative                        225,343          223,484              9.3%          10.2%
Interest - net                                                 188,289          156,497              7.8%           7.1%
                                                            ----------        ---------             -----          -----
       Total expenses                                        2,162,226        1,971,376             89.2%          89.6%
                                                            ----------        ---------             -----          -----
Income before income taxes                                     262,306          228,968             10.8%          10.4%
Income taxes                                                   102,275           92,304              4.2%           4.2%
                                                            ----------      -----------             -----          -----
Net income                                                  $  160,031       $  136,664              6.6%           6.2%
                                                            ==========       ==========             =====          =====
Earnings per share
    Basic                                                        $1.49            $1.27
    Diluted                                                      $1.48            $1.26
Weighted average number of shares outstanding:
    Basic                                                  107,711,182      107,987,221
    Diluted                                                107,910,240      108,731,620

                              BALANCE SHEET DATA
                          (In Thousands of Dollars)
                                  UNAUDITED
                                  ---------

                                                                    JUNE 30,
                                                        -------------------------------
                                                          2000                   1999
                                                        -----------         -----------
Revenue earning equipment:
    Cars                                                $ 6,372,583         $ 5,567,731
    Other equipment                                       1,721,880           1,527,938
Total assets                                             11,450,770          10,123,285
Total debt                                                7,616,626           6,700,837
Stockholders' equity                                      1,790,609           1,502,781




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